EXHIBIT 10.2

THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE (THE “SECURITIES”) HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT” OR THE “SECURITIES ACT”) SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE AND ANY SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE (EXCEPT AS OTHERWISE PROVIDED BELOW).

Deferred Compensation

Convertible Promissory Note

$3,000,000	June 17, 2024

FOR VALUE RECEIVED, Golden Matrix Group, Inc., a Nevada corporation (the “Maker”), hereby promises to pay to the order of Aleksandar Milovanović, a natural person residing in the Republic of Serbia (the “Payee”), in lawful money of the United States of America, the principal sum set forth above (the “Principal”) or such lesser amount as may be advanced to or for the benefit of the Maker hereunder, together with interest accruing on the outstanding Principal from the date hereof, all as provided below.

1. Equity Purchase & Sale Transaction. This Deferred Compensation Convertible Promissory Note (this “Note”) evidences Maker’s obligation and debt to pay a portion of the Purchase Price pursuant to that certain Amended and Restated Sale and Purchase Agreement of Share Capital dated June 27, 2023, as amended by a (i) First Amendment to Amended and Restated Sale and Purchase Agreement of Share Capital, dated September 22, 2023 and effective June 27, 2023; (ii) Second Amendment to Amended and Restated Sale and Purchase Agreement of Share Capital, dated January 22, 2024; (iii) Third Amendment to Amended and Restated Sale and Purchase Agreement of Share Capital, dated April 4, 2024 and effective April 1, 2023; and (iv) Fourth Amendment to Amended and Restated Sale and Purchase Agreement of Share Capital, dated June 17, 2024, and effective as of April 9, 2024 (as amended, the “SPA” or “Purchase Agreement”) between Maker, as the purchaser, and Payee, as well as the other sellers party thereto (collectively, the “Sellers”), pursuant to which Maker acquired all of Payee’s equity interests in four companies organized and existing in the Republics of Serbia, Montenegro, Malta, and Cyprus.

All capitalized but undefined terms in this Deferred Compensation Convertible Promissory Note (this “Note”) shall have the meanings set forth in the SPA.

2. Security for Payment. This Note is unsecured.

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3. Interest Rate.

(a) Non-Default Interest Rate. Subject to Section 3(b), in exchange for the special terms set forth in Section 4 hereof (and elsewhere), all amounts outstanding under this Note shall bear zero interest (0%).

(b) Default Interest Rate. In this Note, the “Default Rate” shall mean the fixed, non-variable rate equal to the lesser of (A) twelve percent (12%) per annum and (B) the Maximum Rate. The “Maximum Rate” shall mean the maximum rate of interest allowed under applicable law. The Default Rate shall be applicable under the circumstances set forth in Section 6 hereof.

(c) Maximum Rate. Regardless of any other provision of this Note or the other Transaction Documents, if for any reason the effective interest rate should exceed the Maximum Rate, the effective interest rate shall be deemed reduced to, and shall be, the Maximum Rate, and (i) the amount which would be excessive interest shall be deemed applied to the reduction of the Principal of this Note and not to the payment of interest, and (ii) if the obligation evidenced by this Note has been or is thereby paid in full, the excess shall be returned to the party paying same. Such application to the Principal of this Note or the refunding of such excess shall constitute a complete settlement and acquittance thereof.

4. Note Terms.

(a) Payments.

(1) No Monthly Payments; Maturity Balloon Payment. Maker shall have no duty or obligation to pay Payee interest, principal, or other amounts hereunder prior to the Maturity Date. Subject to Section 4(b) of this Note, the “Maturity Date” shall mean December 17, 2025, subject to extension with the mutual approval of the Maker and Payee. On the Maturity Date, Maker shall pay Payee a single “balloon” payment consisting of: (i) the outstanding Principal, (ii) all accrued but unpaid interest (if any), and (iii) any and all other sums due by Maker to Payee hereunder (such payment, the “Maturity Payment”). In this Note, a “Business Day” shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in Las Vegas, Nevada. If any payment under this Note shall be due on a day other than a Business Day, such payment shall be made no later than by the next succeeding Business Day, and such extension of time shall be included in computing interest in connection with such payment.

(2) Payment Terms. All payments of Principal and interest on this Note shall be made in immediately available U.S. federal funds, either by wire transfer in accordance with Payee’s written wire instructions from time to time, or delivery to such other account, or by such other means, as Payee may designate by notice to Maker (in Payee’s reasonable discretion). All payments shall be credited prior to close of business if received by Payee prior to 4:00 p.m. local time on a Business Day at the Payee’s place of payment, and if received after such time, shall be deemed for all purposes (including, without limitation, the accrual of interest) to have been received on the next Business Day.

(3) Application. Unless otherwise required by applicable law, as long as no Event of Default has occurred, all payments hereunder shall be applied first to any late charges; second, to any unpaid collection, enforcement, or other reimbursable fees, costs, and expenses hereunder; third, to any accrued, unpaid interest; and fourth, to principal. Upon the occurrence of an Event of Default, all payments hereunder shall be applied in such order, manner, and time as Payee may elect, in its sole discretion.

(4) Late Charge. If Maker fails to make any payment of Principal, interest or other amount due hereunder within three (3) Business Days of the date due and payable, Payee shall also have the right (but not the obligation), with written notice to the Maker at any time thereafter, to charge the Maker (and if exercise Maker shall pay to the Payee) a late charge equal to eight percent (8%) of the amount of such payment which was not paid. Such three (3) Business Day period shall not be construed in any way to extend the due date of any such payment.

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(b) Partial Acceleration Right. Notwithstanding the Maturity Date definition in Section 4(a)(1), Payee has the option, in its sole discretion, to declare that up to a maximum of Two Million U.S. Dollars (USD $2,000,000) of Principal due hereunder be paid by the Maker on a specific date prior to January 1, 2025, on one or multiple occasions (up to the aforementioned cap). To exercise this acceleration option, Payee shall deliver written notice (the “Deferred Cash Note Acceleration Notice”) to Maker, specifying (i) the U.S. Dollar amount subject to acceleration (up to the aforementioned cap); and (ii) the due date (which shall automatically be deemed the “Maturity Date” with respect to that amount), which shall be at least three (3) days after the date the Deferred Cash Note Acceleration Notice is received by the Maker.

(c) Conversion Terms.

(1) Conversion Right.

(i) Conversion Right. The Principal and any interest due hereunder shall be convertible at the option of the Payee, from time to time, on one or more occasions, after the date hereof (the “Conversion Right”), into a number of fully-paid, nonassessable shares of the Maker’s common stock, $0.00001 par value per share (“Common Stock”)(as determined below) (each resulting transaction, a “Conversion”).

(ii) Conversion Notice. To exercise this Conversion Right and effectuate a Conversion under this Section 4(c)(1), Payee shall deliver written notice in the form of Schedule ‘A’ (the “Conversion Notice”) to Maker, by fax or email, specifying the U.S. Dollar amount subject to Conversion (if less than the full sum) (the “Conversion Amount”). Upon delivery by Payee of the facsimile or emailed Conversion Notice, Maker shall promptly send, via fax or email, a confirmation to Payee stating (A) that the Conversion Notice has been received, (B) the date upon which Maker (or its Transfer Agent) expects to deliver the Common Stock issuable upon such conversion (which shall be within ten (10) days), and (C) the name and telephone number of a contact person at Maker (or the Transfer Agent) regarding the Conversion.

(iii) Delivery of Note. If the entirety of this Note is being converted, then Payee shall surrender, or cause to be surrendered, the original of this Note, duly canceled, to Maker at the address listed above, within three (3) Business Days of delivering the fully executed Conversion Notice (the “Delivery Period”). If Payee provides the Maker with a Conversion Notice covering the entirety of the remaining debt due hereunder, but fails to provide Maker with either (i) the original of this Promissory Note or (ii) a reasonable and customary form of “Lost Note Affidavit” by the end of the Delivery Period, then the Conversion Notice shall be considered void and Maker shall not be required to comply with such Conversion Notice (but for the avoidance of doubt, Payee may still issue subsequent Notices of Conversion). Except as discussed in this Section 4(c)(1)(iii), above, upon conversion of any portion of this Note in accordance with the terms hereof, Payee shall not be required to physically surrender this Note to the Maker. Payee and Maker shall maintain records showing the portion of the Note so converted by such Payee and the dates of such conversions or shall use such other method, reasonably satisfactory to such Payee and Maker, so as not to require physical surrender of the Note upon each such conversion. In the event of any dispute or discrepancy, the Parties shall promptly confer reasonably and in good faith regarding the discrepancy to determine whose records are controlling and accurate. A holder and any transferee or assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any portion of the Note, the outstanding Principal represented by such Note may be less than stated on the face thereof.

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(2) Conversion Price.

(A) In this Note, the “Conversion Price” shall mean at the option of Payee at the time of Conversion either (A) (i) the average Closing Sales Price of Maker’s Common Stock on the Nasdaq market over the thirty (30) Trading Day period ending on the Trading Day immediately preceding the date of the Conversion Notice; (ii) minus a discount of fifteen (15) percent (for example, if that thirty (30)-day average was $5.00, then the Conversion Price would be $4.25); or (B) $3.00. The Conversion Amount shall be Converted into shares of Common Stock of the Maker (the “Shares”) by dividing (i) the Conversion Amount by (ii) the Conversion Price. (For example, if the Conversion Amount were $90,000 and the Conversion Price were $4.50, the Conversion of such debt would result in the issuance to Payee of 20,000 Shares.) Notwithstanding the above, in no event shall the Conversion Price be less than $2.00 (the “Floor Price”).

(B) “Closing Sales Price” means the last sales price of the Maker’s common stock on the Principal Market as reported by NASDAQ.com (or a comparable reporting service of national reputation)(collectively, “NASDAQ.com”), or if the foregoing does not apply, the last reported sales price of such security on a national exchange or in the over-the-counter market on the electronic bulletin board for such security as reported by NASDAQ.com, or, if no such price is reported for such security by NASDAQ.com, the average of the bid prices of all market makers for such security as reported in the “pink sheets” by OTC Markets, in each case for such date or, if such date was not a Trading Day for such security, on the next preceding date that was a Trading Day. If the Closing Sales Price cannot be calculated for such security as of either of such dates on any of the foregoing bases, the Closing Sales Price of such security on such date shall be the fair market value as reasonably determined by the Parties.

(C) “Principal Market” means initially the NASDAQ Capital Market and shall also include the New York Stock Exchange, NYSE American, the OTCQB, OTCQX or the NASDAQ National Market, whichever is at the time the principal trading exchange or market for the Common Stock, based upon share volume.

(D) “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

(3) Restricted Shares. Unless the Shares are covered by a valid and effective registration under the Securities Act of 1933, as amended (the “Securities Act”) or the Conversion Notice provided by Payee includes a valid opinion from an attorney stating that such shares of Common Stock issuable in connection with the Conversion Notice can be issued free of restrictive legend, which shall be determined by Maker in its sole discretion, such shares shall be issued with a standard Rule 144 restrictive legend (i.e., as “Restricted Shares”). In the event such Shares are separately covered by a contractual lock-up and/or restriction, such Shares shall be issued, in the reasonable discretion of Maker, with a legend disclosing such contract lock-up and/or restriction.

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(4) Delivery of Common Stock upon Conversion. Upon the receipt of a Conversion Notice, Maker (itself, or through its Transfer Agent) shall, no later than the fifth (5th) Business Day following the date of such receipt (subject to the surrender of this Note or a Lost Note Affidavit, if and as applicable) issue and deliver (i.e., deposit with a nationally recognized overnight courier service postage prepaid) to Payee or its nominee a certificate representing the Shares or at the option of the Payee, issue such Shares in book-entry/non-certificated form. Notwithstanding the foregoing, if Maker’s Transfer Agent is participating in the Depository Trust Corporation (“DTC”) Fast Automated Securities Transfer program, and so long as the certificates therefor do not bear a legend and Payee thereof is not then required to return such certificate for the placement of a legend thereon, Maker shall cause its Transfer Agent to promptly electronically transmit the Common Stock issuable upon conversion to Payee by crediting the account of Payee or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DTC Transfer”). If the aforementioned conditions to a DTC Transfer are not satisfied, Maker shall deliver as provided above to Payee physical certificates representing the Common Stock issuable upon Conversion. Further, Payee may instruct Maker to deliver to Payee physical certificates representing the Common Stock issuable upon conversion in lieu of delivering such shares by way of DTC Transfer.

(5) Conversion Disputes. In the case of any dispute with respect to a Conversion, Maker shall promptly issue such number of shares of Common Stock in accordance herewith as are not disputed. If such dispute is not promptly resolved by discussion between Maker and Payee, Maker shall submit the disputed issues to an independent outside accountant (reasonably acceptable to Payee) within ten (10) Business Days of receipt of the Conversion Notice. The accountant, at Maker’s expense, shall promptly audit the calculations and notify the Maker and Payee of the results no later than five (5) Business Days from the date it receives the disputed calculations. The accountant’s calculation shall be subject to de novo appeal via arbitration in accordance with Section 12.6 of the Purchase Agreement. Maker shall then issue the appropriate number of shares of Common Stock in accordance with the above.

(6) General Conversion Provisions.

(A) Conversion calculations pursuant to Section 4, shall be rounded to the nearest whole share of Common Stock.

(B) If the Maker at any time or from time to time after the date hereof effects a subdivision of its outstanding Common Stock, the Conversion Price and Floor Price then in effect immediately before that subdivision shall be proportionately decreased, and conversely, if the Maker at any time or from time to time on or after the date hereof combines its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price and Floor Price then in effect immediately before the combination shall be proportionately increased, in each case equitably by the Board of Directors of the Maker to take into account such increase/decrease in outstanding shares of Common Stock.

(C) Following the effective time of any Conversion, all rights of Payee with respect to the amount of this Note converted, will terminate, except only for the rights of any such Payee to receive the Shares which this Note has been Converted.

5. Prepayments. The indebtedness evidenced by this Note may be prepaid in whole or in part at any time without penalty.

6. Events of Default & Remedies.

(a) Obligors. As used herein, the term “Obligor” means the Maker and any guarantor of, or any pledgor, mortgagor or other person or entity providing collateral support for, the Maker’s obligations to the Payee existing on the date of this Note or arising in the future.

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(b) Events of Default. The occurrence of any of the following events shall be deemed an “Event of Default” under this Note: (i) the nonpayment of any principal, interest or other indebtedness under this Note when due; (ii) the occurrence of any event of default or any default and the lapse of any notice or cure period, or any Obligor’s failure to observe or perform any covenant or other agreement, under or contained in any Transaction Document or any other document now or in the future evidencing or securing any debt, liability or obligation of any Obligor to the Payee, following any applicable cure period set forth in such applicable Transaction Document; (iii) if any Obligor is insolvent as defined in 11 U.S.C. §548, or files or becomes the subject of a filing under any state or federal bankruptcy, insolvency or similar proceeding, including under 11 U.S.C. §101 et seq., and including any action or proceeding involving (A) any assignment by any Obligor for the benefit of creditors, (B) any levy, garnishment, attachment or similar action against its material property, or (C) the imposition of a receivership or trustee arrangement over the Obligor’s property (a “Bankruptcy” action), provided that in the case of becoming subject to any involuntary state or federal bankruptcy, insolvency or similar proceeding, including under 11 U.S.C. §101 et seq., or any involuntary action described in (B) and (C) above, the Obligor shall have sixty (60) days to dismiss such filing or action described in (B) and (C) above, before such event shall be deemed an Event of Default (unless it fails to begin seeking dismissal within the first thirty (30) days); (iv) a default with respect to any other indebtedness of any Obligor for borrowed money in an amount exceeding $1,000,000, if the effect of such default is to cause or permit the acceleration of such debt; (v) the commencement of any foreclosure or forfeiture proceeding, execution or attachment against any collateral securing the obligations of any Obligor to the Payee, which is not dismissed within thirty (30) days; (vi) the entry of a final non-appealable judgment against any Obligor in an amount exceeding $1,000,000, and the failure of such Obligor to discharge the judgment within 10 days of the entry thereof; (vii) any change in any Obligor’s business, assets, operations, financial condition or results of operations that has or could reasonably be expected to have a material adverse effect on any Obligor; (viii) any Obligor ceases doing business as a going concern; (ix) any material representation or warranty made by any Obligor to the Payee in any Transaction Document or any other documents now or in the future evidencing or securing the obligations of any Obligor to the Payee, is false, erroneous or misleading in any material respect, following any applicable cure period set forth in such applicable Transaction Document; or (x) the revocation or attempted revocation, in whole or in part, of any payment obligation or guarantee by any Obligor.

(c) Remedies. Upon the occurrence of an Event of Default: (i) if an Event of Default specified in Section 6(b)(iii) above shall occur, the outstanding Principal and accrued interest hereunder, together with any additional amounts payable hereunder, shall be immediately due and payable without demand or notice of any kind; (ii) if any other Event of Default shall occur, the outstanding Principal and accrued interest hereunder, together with any additional amounts payable hereunder, at the Payee’s option (in its sole discretion) with written notice to the Maker (within thirty (30) days thereafter) and without demand or notice of any kind (except for such written notice to Maker of such acceleration), may be accelerated and become immediately due and payable; (iii) at the Payee’s option, this Note shall bear interest at the Default Rate from the date of the occurrence of the Event of Default until payment in full; and (iv) the Payee may exercise from time to time any of the rights and remedies available under the Transaction Documents or under applicable law.

(d) Enforcement Costs. Maker shall pay upon demand, to the maximum extent permitted by law, all fees, costs, and expenses incurred by the Payee in the enforcement of its rights in and under this Note, including without limitation the fees and expenses of Payee’s counsel.

(e) Default Interest. Upon the occurrence of any Event of Default (as hereinafter defined), at the Payee’s option (in its sole discretion), with written notice to Maker (within thirty (30) days thereafter), all outstanding amounts due and payable under this Note shall bear interest at the Default Rate. The Default Rate shall continue to apply whether or not judgment shall be entered on this Note. Both the Late Charge and the Default Rate are imposed as liquidated damages for the purpose of defraying the Payee’s expenses incident to the handling of delinquent payments, but are in addition to, and not in lieu of, the Payee’s exercise of any rights and remedies hereunder, under the other Transaction Documents or under applicable law, and any fees and expenses of any agents or attorneys which the Payee may employ. In addition, the Default Rate reflects the increased credit risk to the Payee of carrying an account receivable that is in default. Maker agrees that the Late Charge and Default Rate are reasonable forecasts of just compensation for anticipated and actual harm incurred by the Payee, and that the actual harm incurred by the Payee cannot be estimated with certainty and without difficulty.

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(f) Cumulative Remedies. The remedies of Payee under this Note or any other Transaction Document, or at law or in equity, shall be cumulative and concurrent, and may be pursued singly, successively or together in Payee’s discretion.

(g) Notice. Notwithstanding the notice obligations in Section 6(c) and 6(e) hereof, if Payee failed to timely give notice within the indicated periods, (i) that shall not partially or wholly void, invalidate, nullify, or otherwise jeopardize the acceleration or application of default interest (as the case may be), except solely to the extent (if any) to which Maker is materially prejudiced by the delay in such notice, and (ii) that shall be irrelevant and of no consequence whatsoever if Maker receives actual notice of Payee’s action or decision in some other manner.

7. Indemnity. Maker hereby agrees to and shall indemnify the Payee, each person or legal entity, if any, which controls, is controlled by or is under common control with the Payee, and each of their respective shareholders, members, partners, directors, managers, officers, agents, and employees (the “Indemnified Parties”), and to defend and hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including all fees and charges of internal or external counsel with whom any Indemnified Party may consult and all expenses of litigation and preparation therefor) (each, a “Claim”) which any Indemnified Party may incur or which may be asserted against any Indemnified Party by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of Maker), in connection with, arising out of, or relating to the matters referred to in this Note or in the other Transaction Documents, including with respect to any (i) breach of a representation or warranty by Maker or any other Obligor, (ii) breach by Maker or any other Obligor of a Transaction Document; (c) negligence, fraud, or willful misconduct by Maker or any other Obligor; provided, however, that the foregoing indemnity agreement shall not apply to any Claim that is determined by a court of competent jurisdiction in a final, non-appealable judgment to have been solely attributable to an Indemnified Party's gross negligence or willful misconduct. The indemnity agreement contained in this paragraph shall survive the termination of this Note, payment of any advance hereunder and the assignment of any rights hereunder. The Maker may participate at its expense in the defense of any such action or claim.

8. Maker’s Representations & Warranties.

(a) Corporate Representations. Maker is a for-profit corporation, duly formed, validly existing and in good standing under the laws of the state of Nevada, with all requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted. Maker is duly qualified to transact business under the laws of each jurisdiction where the character of its activities or the location of the properties owned or leased by it requires such qualification. Maker has all necessary power and authority to execute and deliver this Note, to carry out its obligations hereunder, and to consummate the transactions contemplated herein. The execution, delivery, and performance of this Note have been duly and validly authorized by all necessary action on the part of Maker, and upon execution and delivery to Payee, constitutes the valid, binding, and enforceable obligation of Maker, enforceable in accordance with its respective terms (subject to Bankruptcy laws and principles of equity).

(b) No Conflicts. Maker’s execution, delivery, and performance of this Note: (i) will not create in any third party the right to prevent, enjoin or otherwise delay the transactions contemplated herein or in the Transaction Documents and (ii) do not or will not violate or conflict with, constitute a breach of or default under, result in the loss of any benefit under, permit the acceleration of any obligation under or create in any party the right to terminate, modify or cancel, (A) any term or provision of Maker’s Articles of Incorporation, Bylaws, or Certificates of Designation, (B) any contract of Maker, (C) any obligation of Maker under the rules or requirements of any stock exchange on which its shares are currently traded, or (D) any permit, franchise, license, stock exchange or other governmental approval procured and maintained by Maker.

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9. Waivers; Non-waivers.

(a) The Maker, Obligors, and all other makers and indorsers of this Note hereby forever waive presentment for payment, demand, protest, notice of dishonor, notice of demand, notice of non-payment, notice of intent to accelerate and notice of acceleration, and any other notice of any kind. Maker also waives all defenses based on suretyship or impairment of collateral. Maker hereby further waives and renounces, to the fullest extent permitted by law, all rights to the benefits of any moratorium, reinstatement, marshalling, forbearance, valuation, stay, extension, redemption, appraisement, exemption and homestead now or hereafter provided by the Constitution and laws of the United States of America and/or of any state thereof, both as to itself and in and to all of its property, real and personal, in respect of the enforcement and collection of the obligations evidenced by this Note or the other Transaction Documents.

(b) No failure to accelerate the debt evidenced hereby by reason of default hereunder, acceptance of a partial or past due payment, or indulgences granted from time to time shall be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Payee thereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by any applicable laws; and Maker hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of the time for the payment of this Note or any installment due hereunder, made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the original liability of Maker under this Note, either in whole or in part, unless Payee agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

(c) Maker is and shall be obligated to pay principal, interest and any and all other amounts which become payable hereunder or under the other Transaction Documents absolutely and unconditionally and without any abatement, postponement, diminution or deduction and without any reduction for counterclaim or setoff. In the event that at any time any payment received by Payee hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any Bankruptcy law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return thereof to Maker and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand.

10. Miscellaneous.

(a) Obligations. If this Note is executed by more than one Maker (at inception or subsequently), the obligations of such persons or entities hereunder shall be joint and several.

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(b) Incorporation by Reference.

(1) The Maker hereby incorporates by reference all of the “Miscellaneous Provisions” set forth in Article XIII of the SPA, as if fully set forth herein, with only those (i) contextual changes which are necessary and appropriate given their inclusion in this Note (e.g., the substitution of “Purchaser” with “Maker,” and “Seller” with “Payee”); and (ii) the following specific changes: (A) notwithstanding Section 13.3 of the SPA, Maker shall not assign or delegate any portion or all of this Note to any third party; and (B) Section 13.18 of the SPA shall not apply to this Note (i.e., Maker shall deliver a hard-copy, “wet-signature” original of this Note to Payee).

(2) Notwithstanding this incorporation by reference (and any other term hereof), the Parties’ mutual intention is for this Note to be valid, binding, and enforceable as a stand-alone document, independently of the SPA, subject only to defenses which may be lodged to the enforcement of a promissory note and not those solely applicable to a contract.

(c) Scrivener’s Errors. Payee may modify this Note for the purposes of completing missing content or correcting erroneous content, without the need for a written amendment, provided that the Payee shall send a copy of any such modification to the Maker (which notice may be given by electronic mail).

(d) Time of the Essence. Time is of the essence in the payment of all amounts due hereunder.

(e) Amendment and Waiver. Any term of this Note may be amended, modified, supplemented, or waived with the written consent of the Maker and the Payee.

[The remainder of this page is intentionally blank and the signature page follows.]

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[Signature Page to Promissory Note]

IN WITNESS WHEREOF, the Maker has executed this Promissory Note instrument as of the date set forth above.

MAKER

Golden Matrix Group, Inc., a Nevada corporation

By:	/s/ Anthony Brian Goodman
Name:	A. Brian Goodman
Title:	President
Date:	June 17, 2024

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Schedule ‘A’

to Deferred Cash

Convertible Promissory Note

Form of

Conversion Notice

***

Conversion Notice

Introduction:

This Conversion Notice (this “Conversion Notice”) is executed by the undersigned holder (the “Holder”) in connection with the conversion of debt evidenced by a Deferred Compensation Convertible Promissory Note (the “Deferred Cash Promissory Note”) due and payable by Golden Matrix Group, Inc., a Nevada corporation (the “Corporation”) to the order of the Holder.  Defined terms used herein, but not otherwise defined have the meanings given to such terms in the Deferred Cash Promissory Note.

Conversion:

In accordance with and pursuant to such Deferred Compensation Promissory Note, the Holder hereby elects to convert the following Conversion Amount into the following Shares of Common Stock of the Corporation as of the date specified below:

Conversion Amount:	USD $______________
Conversion Price (see Section 4(c)(2)(A) of the Deferred Compensation Promissory Note):	USD $_________/Share
Shares to be Issued (divide the Conversion Amount by the Conversion Price, and around up to the nearest whole Share)	______________ Shares
Name of Person/Entity Taking Title to Shares	[Aleksandar Milovanovic]
Address:
SS#/EIN#

Delivery of Shares:

Pursuant to this Conversion Notice, the Corporation shall deliver the applicable number of shares of Common Stock (the “Shares”) issuable in accordance with the terms of the Deferred Compensation Promissory Note as set forth above. If Shares are to be issued in the name of a person other than the Holder, the Holder will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Corporation in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any. The Holder acknowledges and confirms that the Shares issued pursuant to this Conversion Notice will, to the extent not previously registered by the Corporation under the Securities Act, be Restricted Shares, unless the Shares are covered by a valid and effective registration under the Securities Act or this Conversion Notice includes a valid opinion from an attorney stating that such Shares can be issued free of restrictive legend, which shall be determined by the Corporation in its sole discretion.

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Authority:

Any individual executing this Conversion Notice on behalf of a person or entity has authority to act on behalf of such person or entity and has been duly and properly authorized to sign this Conversion Notice on behalf of such person or entity.

Holder’s Signature:
Printed Name of Holder:
Printed Name of Signatory (if not the Holder):
Printed Title of Signatory (if not the Holder):
Date of Signature:	, 202

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